UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2026

S&P Global Inc.
(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 20, 2026, the Board of Directors (the “Board”) of S&P Global Inc. (“S&P Global”) approved the previously announced separation of its Mobility division (the “Separation”), which will be achieved through a pro rata distribution of 100% of the outstanding shares of common stock of Mobility Global Inc. (“Mobility Global”) to the holders of S&P Global common stock as of the record date of June 15, 2026 (the “record date”).

Each of S&P Global’s shareholders as of the record date will be entitled to receive one share of Mobility Global common stock for every share of S&P Global common stock held by such shareholder at the close of business on the record date. The distribution is expected to be effective at 12:01 a.m. New York City time on July 1, 2026. Following the Separation, Mobility Global will be an independent, public company, and S&P Global will retain no ownership interest in Mobility Global.

The completion of the distribution is subject to the satisfaction or waiver of certain customary conditions, including that Mobility Global’s registration statement on Form 10 shall have been declared effective by the Securities and Exchange Commission and that no determination will have been made by the Board that it is inadvisable to proceed with the distribution.

A copy of the press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by S&P Global Inc., dated May 21, 2026, announcing the approval of the separation of Mobility Global.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2026	S&P Global Inc.

	By:	/s/ Judah Bareli
Judah Bareli
Vice President, Associate General Counsel & Corporate Secretary